UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On October 29, 2008, the registrant issued a press release announcing its quarterly cash distribution for the quarter ended September 30, 2008.  In the press release, the registrant also disclosed that it would announce earnings for the quarter ended September 30, 2008, after the market closes on November 4, 2008, and will hold an earnings conference call at 9:00 am CT (10:00 am ET) on November 5, 2008.

A copy of the press release is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                      Other Events.

On October 29, 2008, the registrant announced that it will pay a quarterly cash distribution of $0.41 per unit for the quarter ended September 30, 2008, which is equal to the distribution for the second quarter of 2008.  On November 14, 2008, the registrant will pay a cash distribution to its general partner and all of its common and subordinated unitholders of record as of the close of business on November 7, 2008, excluding those unitholders who hold four million common units issued on October 1, 2008 in connection with the registrant’s previously disclosed Millennium acquisition.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                Description

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated October 29, 2008 (furnished under Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:            Eagle Rock Energy GP, L.P., its general partner

By:           Eagle Rock Energy G&P, LLC, its general partner

Date: October 29, 2008	By: /s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1                                    Press Release of Eagle Rock Energy Partners, L.P. dated October 29, 2008.